EXHIBIT 99(i)(2)

April 24, 2006

Dodge & Cox Funds

555 California Street

40th Floor

San Francisco, CA 94104

Re:	Registration Statement Amendment of Dodge & Cox Funds

Ladies and Gentlemen:

We hereby consent to the reference to our firm contained under the caption “Independent Legal Counsel to the Independent Trustees” in the statement of additional information included in Post-Effective Amendment No. 74 to the Registration Statement of Dodge & Cox Funds.

Very truly yours,

Ropes & Gray LLP